                                                                    EXHIBIT 10.1

[***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.











                        DEVELOPMENT AND LICENSE AGREEMENT



                                     BETWEEN



                             NABI BIOPHARMACEUTICALS



                                       AND



                          PHARMACIA AND UPJOHN COMPANY



                            DATED AS OF APRIL 3, 2003

                        DEVELOPMENT AND LICENSE AGREEMENT


         THIS DEVELOPMENT AND LICENSE AGREEMENT dated as of April 3, 2003 (the "Agreement") is made between NABI BIOPHARMACEUTICALS, a Delaware corporation having its principal place of business at 5800 Park of Commerce Boulevard, Boca Raton, FL 33487 ("Nabi"), and PHARMACIA AND UPJOHN COMPANY, acting through its Animal Health business, a Delaware corporation having its principal place of business at 7000 Portage Rd, Kalamazoo, MI 49001 ("Pharmacia").

                                    RECITALS

         1. Nabi is a biopharmaceutical company focused on the development and commercialization of drugs that prevent and treat infection and autoimmune diseases.

         2. During the course of its work in the area of vaccines, Nabi has developed certain proprietary technology related to the prevention and control of S. AUREUS infections.

         3. Nabi is interested in licensing this technology for use in the Field (as hereinafter defined) to a party which can maximize its potential by obtaining approval from appropriate governmental regulatory authorities of products embodying such technology, and then selling such products on a worldwide basis.

         4. Pharmacia manufactures and sells animal health pharmaceutical and biological products on a worldwide basis.

         5. Pharmacia is interested in obtaining an exclusive, worldwide license to Nabi's technology in the Field.

         6. Nabi is willing to grant such a license upon the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto mutually agree as follows:

                             ARTICLE 1. DEFINITIONS

         1.1 "AFFILIATE" shall mean any corporation or other entity, which directly or indirectly controls, is controlled by or is under common control with a party to this Agreement. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity.

         1.2 "DEVELOPMENT PHASE" shall mean for each Licensed Product the period commencing on the Effective Date and continuing for each country or jurisdiction until Final Marketing Approval for the Licensed Product has been obtained in such country or jurisdiction.

         1.3 "EFFECTIVE DATE" shall mean the date first written above.

         1.4 [***].

         1.5 "EXCLUDED TECHNOLOGY" shall mean all patent claims (whether of an issued patent or pending patent application), inventions (whether or not patentable), trade secrets, know-how and other intellectual property of any kind unique to the development and/or manufacture of [***].

         1.6 "FIELD" shall mean vaccines for the prevention and treatment of S. AUREUS infections in cattle using Nabi Technology and Patent Rights.

         1.7 "FINAL MARKETING APPROVAL" shall mean final approval of the governing health authority to market (including pricing approval where needed) a Licensed Product in a country (at times this may be referred to as registration or a government license).

         1.8 "FIRST COMMERCIAL SALE" shall mean the first sale for use or consumption by the general public of a Licensed Product.

         1.9 "IMPROVEMENTS" shall mean all inventions (whether or not patentable), information, know-how and data of any kind owned or controlled by, or licensed (with the right to sublicense) to, Pharmacia during the term of this Agreement for use in connection with the development, manufacture or use of Licensed Products but expressly excluding Nabi Technology and Patented Rights.

         1.10 "LICENSED PRODUCTS" shall mean any product in the Field (a) which would be within a Valid Claim of a pending patent application included in the Patent Rights or which, but for the license granted herein, would infringe a Valid Claim of an issued patent included in the Patent Rights or (b) any product in the Field that is not encompassed by 1.10(a) and which utilizes Nabi Technology.

         1.11 "NABI TECHNOLOGY" shall mean all present unpatented or unpatentable inventions, trade secrets, know-how, data, and other intellectual property of any kind owned or controlled by, or licensed (with the right to sublicense) to, Nabi necessary or useful for the manufacture, use or sale of the Licensed Products, but expressly excluding Excluded Technology and Patent Rights.

         1.12 "NET SALES" shall mean all worldwide sales of the Licensed Products by Pharmacia, its Affiliates and its and their sublicensees as reported by the Pharmacia Global Sales Reporting System, or any succeeding comparable global sales reporting system. Net Sales as reported by the Pharmacia Global Sales Reporting System is the gross invoiced sales price of a Licensed Product less: [***]. All translations to U.S. dollars shall be made using the methodology employed in the Pharmacia Global Sales Reporting System. [***].

         1.13 "PATENT RIGHTS" shall mean the United States and foreign patent applications an/or issued patents set forth in Exhibit A hereto; any division, continuation or continuation-in-part of any such applications; any foreign patent applications corresponding to any such patent applications; and any U.S. or foreign patents or the equivalent thereof issuing thereon or any reissue or extension thereof. Patent Rights shall not include Excluded Technology.

         1.14 "THIRD PARTY" shall mean any entity other than Nabi or Pharmacia and their respective Affiliates.

         1.15 "VALID CLAIM" shall mean either (a) a claim of an issued and unexpired patent which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise or (b) a claim of a pending patent application which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of said application.

                            ARTICLE 2. LICENSE GRANT

         2.1 GRANT OF LICENSE RIGHTS BY NABI TO PHARMACIA. Subject to the provisions of Section 2.3, Nabi hereby grants to Pharmacia the exclusive worldwide (subject to the provisions of Section 9.2.4) right and license under the Patent Rights and Nabi Technology to use, manufacture, have manufactured, distribute for sale and sell the Licensed Products for use in the Field.

         2.2 SUBLICENSES. Pharmacia shall have the right to grant sublicenses under the Patent Rights and the Nabi Technology to Affiliates of Pharmacia and, with the prior written consent of Nabi, which shall not be unreasonably withheld, to Third Parties. A copy of each sublicense granted by Pharmacia under this Agreement shall be furnished to Nabi promptly after execution thereof. Any such sublicense shall conform to the terms hereof, and Pharmacia shall be responsible for the performance by its sublicensees of all obligations imposed under the terms of this Agreement.

         2.3 MARKETING AND DISTRIBUTION RIGHTS AND OBLIGATIONS. Pharmacia shall have the exclusive worldwide right to market and distribute the Licensed Products. Pharmacia agrees, at its own expense, to use diligent efforts to market the Licensed Products.

         2.4 NO OTHER RIGHTS. Except as otherwise expressly provided in this Agreement, under no circumstances shall a party hereto, as a result of this Agreement, obtain any ownership interest in or other right to any technology, know-how, patents, pending patent applications, products or biological materials of the other party, including items owned, controlled or developed by the other party, or transferred by the other party to said party, at any time pursuant to this Agreement. Without limitation of the foregoing, Pharmacia shall obtain no rights to the trademarks StaphVAX or 336 or any variation thereof.

         2.5 NO OTHER OBLIGATIONS. Except as otherwise expressly provided in this Agreement or as set forth on Exhibit B, Nabi shall have no obligations to Pharmacia with respect to the development and commercialization of Licensed Products.

                  ARTICLE 3. EFFORTS DURING DEVELOPMENT PHASE

         3.1 DILIGENT EFFORTS OF PHARMACIA. During the Development Phase and thereafter, Pharmacia agrees, at its own expense, to use commercially reasonable efforts to perform research, preclinical development and clinical development with respect to Licensed Products and to seek and use its best commercially reasonable efforts to obtain Final Market Approvals, where necessary, for Licensed Products throughout the world. Pharmacia shall use its best commercially reasonable efforts to commence commercial sales of Licensed Product on a country-by-country basis at the earliest practicable date. Pharmacia shall have sole responsibility for filing and obtaining registrations for all Licensed Products and shall have sole rights to any such registrations which it obtains. Pharmacia shall have the sole right to determine which markets to seek registration except that it shall seek registration in [***].

         3.2 INFORMATION EXCHANGE, REPORTS. During the Development Phase and thereafter, Pharmacia shall keep Nabi informed as to its progress related to the Licensed Products, summarizing results of all preclinical or clinical studies or tests performed by Pharmacia or its Affiliates and sublicensees. Attached hereto as Exhibit C is the initial development plan. Once every six months following the Effective Date, Pharmacia shall provide Nabi an updated development plan and a detailed report describing Pharmacia's progress during the preceding twelve months with respect to Pharmacia's efforts under this Agreement. As soon as is reasonably practicable following delivery of each such plan and report, representatives of the parties shall meet to discuss each such plan and report. The site of the meetings shall be alternatively selected by Nabi and Pharmacia. These reports are solely for Nabi informative use to monitor the work on Pharmacia. These reports are to be maintained as confidential disclosures.

         3.3 RIGHT TO USE DATA. Pharmacia shall provide Nabi full access to all of its notes, data and other information relating to Licensed Products in the Field on a confidential basis. Pharmacia shall maintain all information and data which Pharmacia generates during the course of preclinical and clinical trials conducted during the Development Phase, and Pharmacia shall grant Nabi a perpetual, non-exclusive, worldwide, royalty-free license to any such information or data, including the right to sublicense outside the Field, subject to the confidentiality provisions of Article 6. In the event this Agreement is terminated other than by Pharmacia pursuant to Section 9.2.1, Nabi shall retain such license and shall have unrestricted access to and use of such information and data for any purpose, including any regulatory purpose.

         3.4 ATTENDANCE AT REGULATORY MEETINGS. Pharmacia will inform Nabi, with reasonable prior notice, of all meetings between its representatives and regulatory authorities regarding marketing approval of the Licensed Products. Nabi shall have the right to have a representative present at all important meetings if appropriate. Pharmacia will be solely responsible for the conduct of the meeting.

                              ARTICLE 4. PAYMENTS

         4.1 LUMP SUM PAYMENTS. In consideration of the license and technical materials provided hereunder, Pharmacia shall compensate Nabi by paying to Nabi by wire transfer within five (5) business days after the Effective Date the sum of [***].

         Upon achievement of each of the milestones set forth below, Pharmacia shall make the corresponding payment stated below:

                                  MILESTONE                         PAYMENT

         (a)      Completion of the proof of concept study in         [***]
                  dairy cattle and the affirmative decision by Pharmacia to move forward with development of a first Licensed Product in the Field or [***], whichever first occurs

         (b)      If Pharmacia elects to move forward with            [***]
                  development of a first Licensed Product in the Field following completion of the proof of concept study, final [***] filing for mastitis vaccine which constitutes a
                  Licensed Product, provided that if such
                  filing is not made by [***], Pharmacia shall make a penalty payment of [***] to Nabi and upon such payment shall have no further payment obligation under this clause (b)

         (c)      First Final Market Approval for a Licensed          [***]
                  Product in [***]

         (d)      [***] filing for mastitis vaccine which             [***]
                  constitutes a Licensed Product

         (e)      First Final Market Approval for a Licensed          [***]
                  Product in [***]

         (f)      First Final Market Approval for a Licensed          [***]
                  Product in [***]

         (g)      First Final Market Approval for a Licensed          [***]
                  Product in [***]


         Within five (5) business days following the occurrence or successful completion, as the case may be, of each of the milestones set forth above or following the date the penalty payment becomes due under clause (b) above,

Pharmacia shall pay to Nabi the corresponding milestone payment set forth above in United States dollars by wire transfer. Payments made by Pharmacia to Nabi pursuant to this Section 4.1 are not refundable under any circumstances and will not be credited against royalty payments due to Nabi pursuant to Section 4.2.

         4.2 ROYALTIES. Following the First Commercial Sale of a Licensed Product, Pharmacia will pay, on a calendar quarterly basis, without offset or deduction except as set forth in Section 1.11, a royalty in the amounts set forth below on Net Sales of the Licensed Product during the previous quarter.

                  4.2.1 ROYALTY CALCULATION; MINIMUMS. In consideration of the licenses granted to Pharmacia, Pharmacia shall pay to Nabi a royalty at the rates set forth on Exhibit D of the Net Sales of the Licensed Products sold by Pharmacia, its Affiliates and/or sublicensees; PROVIDED, HOWEVER, that:

                  (a) subject to the provisions of Section 5.1.2, for each of the [***] periods beginning three months after Pharmacia, its Affiliates and/or its or their sublicensees shall have received its first Final Market Approval for a Licensed Product in [***] (the "[***] Period"), Pharmacia shall pay to Nabi royalties of at least [***] PROVIDED, HOWEVER, that if the product previously identified by Pharmacia and Nabi has achieved worldwide sales measured in U.S. dollars of at least [***] for a [***] Period, then for each subsequent [***] Period Pharmacia's minimum royalty obligation under this (a) shall be reduced to [***];

                  (b) subject to the provisions of Section 5.1.2, in addition to the minimum royalty obligation set forth in (a) above, for each of the [***] periods beginning three months after Pharmacia, its Affiliates and/or its or their sublicensees shall have received its first Final Market Approval for a Licensed Product in [***] (the "[***] Period"), Pharmacia shall pay to Nabi further royalties of at least [***] PROVIDED, HOWEVER, that if the product previously identified by Pharmacia and Nabi has achieved worldwide sales measured in U.S. dollars of at least [***] for a [***] Period, then for each subsequent [***] Period Pharmacia's minimum royalty obligation under this (b) shall be reduced to [***];

                  (c) upon expiration of each of the [***] periods set forth in
         (a) and (b) above, Pharmacia shall continue to make annual minimum royalty payments to Nabi in amounts to be agreed upon by Pharmacia and Nabi acting in good faith;

                  (d) notwithstanding the provisions of (a) and (b) above, in the event the market share of a product competitive with a Licensed Product that is offered and sold by a third party is [***] or greater
         (i) in [***] the minimum royalty set forth in (a) above shall be renegotiated in good faith and (ii) in [***] the minimum royalty set forth in (b) above shall be renegotiated in good faith;

                  (e) notwithstanding the provisions of (a) and (b) above, Pharmacia shall have no obligation to make minimum royalty payments in the event Nabi elects not to take action against an alleged infringer of the Patent Rights in the Field or any action taken by Nabi against the alleged infringer is unsuccessful and in either such event sales of Licensed Products are materially and adversely affected by sales of the alleged infringing product; and

                  (f) notwithstanding the provisions of (a) and (b) above, in the event sales of Licensed Products are materially and adversely affected during the [***] periods set forth in (a) and (b) above, despite Pharmacia's best documented diligent efforts, because regulatory, technical or supply limitations limit production and sales, Nabi shall in good faith agree to appropriately reduce the minimum royalty payment for [***], as appropriate, for the period in question.

                  4.2.2 ROYALTY PAYMENT REPORTS, EXCHANGE RATES. During the term of this Agreement following the First Commercial Sale of a Licensed Product, Pharmacia shall within forty five (45) days after each calendar quarter pay to Nabi the royalties due under the Agreement for such quarter and furnish to Nabi a written quarterly report showing: (i) the gross sales of the Licensed Products sold by Pharmacia, its Affiliates, and its sublicensees during the reporting period and the calculation of Net Sales from such gross sales; (ii) the royalty due thereon; (iii) withholding taxes, if any, required by law to be deducted in respect of such royalties; and (iv) the exchange rates used in determining the amount of United States dollars. All sales in currencies other than United States dollars shall be converted into United States dollars calculated at the exchange rate published in THE WALL STREET JOURNAL on the last day of the calendar quarter. If no royalty is due for any royalty period hereunder, Pharmacia shall so report. Pharmacia shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined. Any royalty payment for the fourth quarter of a [***] Period or [***] Period shall include an amount sufficient to satisfy the minimum royalty obligation under Section 4.2.1.

                  4.2.3 AUDITS. Upon the written request and ample advance notice (30 days) of Nabi, Pharmacia shall permit an internal auditor or independent public accountant selected by Nabi and acceptable to Pharmacia which acceptance shall not be unreasonably withheld or delayed, to have access during normal business hours to such records of Pharmacia as may be reasonably necessary to verify the accuracy of the royalty reports described herein, in respect of any calendar year ending not more than thirty-six (36) months prior to the date of such request. All such verifications shall be conducted at Nabi's expense and not more than once in each calendar year. In the event such Nabi representative concludes, providing sufficient evidence that additional royalties were owed to Nabi during such period, the additional royalty shall be paid by Pharmacia within thirty (30) days of the date Nabi delivers to Pharmacia such representative's written report so concluding. The fees charged by such representative shall be paid by Nabi unless the audit discloses that the royalties payable by Pharmacia for the audited period are underpaid by more than [***], in which case Pharmacia shall pay the reasonable fees and expenses charged by such representative and a further amount equal to the amount of the additional royalty. Any overpay will be refundable or credited against future royalties. Pharmacia shall include in each Third Party sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to Pharmacia, to keep and maintain records of sales made pursuant to such

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sublicense and to grant access to such records by Nabi's representatives to the same extent required of Pharmacia under this Agreement. Nabi agrees that all information subject to review under this Section 4.2.3 or under any sublicense agreement is confidential and that Nabi shall cause its representatives to retain all such information in confidence.

                  4.2.4 FOREIGN ROYALTIES. If royalties are due Nabi hereunder for sales of Licensed Products in a country in which, by reason of currency regulations or taxes of any kind, it is impossible or illegal for Pharmacia, its Affiliates and/or sublicensees to transfer royalty payments to Nabi for Net Sales in that country, such royalties shall be deposited in whatever currency is allowable by the person or entity not able to make the transfer for the benefit or credit of Nabi in an accredited bank in that country that is acceptable to Nabi.

                  4.2.5 INTEREST ON LATE PAYMENTS. Any payments by Pharmacia to Nabi that are not paid on or before the fifth business day after the date such payments are due under this Agreement shall bear interest at the lower of (a) the maximum rate permitted by applicable law and (b) two (2) percentage points above the prime rate of interest reported from time to time by THE WALL STREET JOURNAL, calculated on the number of days payment is delinquent.

                        ARTICLE 5. INTELLECTUAL PROPERTY

         5.1 FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS.

                  5.1.1 PROSECUTION AND MAINTENANCE. Nabi shall be responsible at its expense for the filing, prosecution and maintenance of the Patent Rights in its own name, keeping Pharmacia informed.

                  5.1.2 ABANDONMENT; FAILURE TO PAY. Nabi agrees that it will not abandon the prosecution of any patent applications included within the Patent Rights nor shall it fail to make any payment or fail to take any other action necessary to maintain a patent under the Patent Rights unless it has notified Pharmacia in sufficient time for Pharmacia to assume such prosecution or make such payment. If Nabi elects not to continue to seek or maintain patent protection on any patent or patent application included in the Patent Rights and subject to any prior rights Nabi may hereafter grant to Third Parties, [***]. Nabi will advise Pharmacia of all decisions taken with respect to any such election in a timely manner in order to allow Pharmacia to protect its rights under this Section 5.1.2.

                  5.1.3 COOPERATION. Each party shall make available to the other party (or to the other party's authorized attorneys, agents or representatives), its employees, agents or consultants to the extent reasonably necessary or appropriate to enable the appropriate party to file, prosecute and maintain patent applications and resulting patents as set forth in this Section
5.1 for periods of time reasonably sufficient for such party to obtain the assistance it needs from such personnel. Where appropriate, each party shall sign or cause to have signed all documents relating to said patent applications or patents at no charge to the other party.

         5.2 INFRINGEMENT BY OTHERS.

                  5.2.1 PROSECUTION BY NABI. Nabi and Pharmacia shall each promptly notify the other in writing of any alleged or threatened infringement of patents or patent applications included in the Patent Rights in the Field licensed hereunder to Pharmacia of which they become aware, and the parties shall consult concerning the action to be taken. Nabi shall have the right, but not the obligation, to prosecute at its own expense any such infringement. Any recovery or damages derived from such action shall belong to Nabi.

                  5.2.2 PROSECUTION BY PHARMACIA. If, within thirty (30) days or shorter as may be necessary to protect Pharmacia's right to seek immediate injunctive relief, after Nabi first becomes aware of any infringement of the Patent Rights in the Field, Nabi declines to prosecute such infringement or fails to cause such infringement to terminate or to bring or diligently prosecute a suit or action to compel termination, if Nabi so elects in writing, Pharmacia shall have the right, but not the obligation, to bring such suit or action to compel termination at the sole expense of Pharmacia. In such event, Pharmacia shall have the right, if Nabi is a legally indispensable party, to bring such suit or action in the name of Nabi. Nabi shall have the right to join any such suit or action brought by Pharmacia at Nabi's expense. Any recovery or damages derived from such action shall first be used to reimburse the parties for all legal expenses relating to the suit and thereafter shall [***]. No settlement, consent, judgment or other voluntary final disposition of the suit may be entered into without the consent of Nabi, which consent shall not unreasonably be withheld.

         5.3 DECLARATORY ACTIONS. In the event that a declaratory judgment action alleging invalidity or non-infringement of any of the Patent Rights shall be brought against Pharmacia, Pharmacia shall notify Nabi in writing, and the parties shall consult concerning the action to be taken. Nabi, at its sole option, shall have the right, within thirty (30) days after commencement of such action, to intervene, take over and duly prosecute the sole defense of the action at its own expense. Pharmacia shall have no obligation to defend any such action, but Pharmacia shall have the right, at its own expense, to join in the defense of any such suit or action.

         5.4 INFRINGEMENT ACTION AGAINST PHARMACIA. In the event that a suit or action is brought against Pharmacia alleging infringement of any third-party patent right as a result of the exercise of Pharmacia's rights under Section 2.1, Pharmacia shall have the exclusive right to defend such suit or action at its sole expense. Nabi will confer with and assist Pharmacia, at Nabi's expense, in the conduct or settlement of such defense. Nabi shall have the right to be represented in such suit or action by advisory counsel at its expense. Pharmacia shall not have the right to settle any such suit or action without the prior written consent of Nabi if as a result of such settlement Nabi would be obligated to make any payment, assume any obligation, part with any property or interest therein, be subject to any injunction or order, grant any license or other right under the Patent Rights, or acknowledge the invalidity of any of the Patent Rights. Any recovery or damages obtained by Pharmacia in relation to any counterclaim or the like filed by Pharmacia in such suit shall be applied first in satisfaction of any expenses and legal fees of Pharmacia relating to the suit. Any recovery or damages still remaining shall [***].

         5.5 COOPERATION. In any infringement suit either party may institute to enforce or defend the Patent Rights or in which either party defends claims of infringement of third-party patents pursuant to this Agreement or in any declaratory judgment action defended by a party, the other party shall, at the request of the party initiating or defending such suit, cooperate at its expense in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples and the like. Pharmacia's cooperation in any suit initiated by Nabi shall be at Nabi's expense. Nabi's cooperation in any suit initiated by Pharmacia shall be at Pharmacia's expense.

         5.6 IMPROVEMENTS. Pharmacia hereby grants to Nabi a non-exclusive, worldwide, royalty-free license, including the right to sublicense, to all Improvements directly related to Nabi Technology for all purposes. If Pharmacia, its Affiliates and/or its and their sublicensees develop or acquire Improvements not directly related to Nabi Technology, such Improvements shall be promptly disclosed to Nabi in reasonable detail and [***]. In the event this Agreement is terminated other than by Pharmacia pursuant to Section 9.2.1, [***].

         5.7 ADDITIONAL AGREEMENT. Pharmacia shall have the right to test vaccines using Nabi Technology and Patent Rights in staphylococcal disease in [***] to attempt to demonstrate successful proof of concept in [***]. If Pharmacia has successfully demonstrated proof of concept in [***] and decides to move forward, Pharmacia shall pay to Nabi the sum of [***] and Pharmacia and Nabi shall in good faith negotiate the terms of an exclusive licensing agreement substantially similar to this Agreement for the field of prevention and treatment of S. AUREUS infections in [***]. In such event, the milestone events and all payments and the royalty rates shall be based upon then-prevailing market rates and terms.

         5.8 OTHER TECHNOLOGY. (a) In the event that subsequent to the Effective Date, Nabi develops or acquires (with the right to sublicense) new technology which has application in the field of veterinary medicine, subject to the provisions of Section 5.8(b) Nabi shall offer to negotiate in good faith with Pharmacia rights to such technology in such field. If the parties are unable to reach agreement in principle on terms within sixty (60) days after Nabi has made the offer and to execute and deliver definitive agreements within ninety (90) days after Nabi has made the offer, Nabi shall be free thereafter to take whatever action it determines with respect to such technology with no further obligation to Pharmacia.

                  (b) Notwithstanding the provisions of Section 5.8(a), in the event that subsequent to the Effective Date, Nabi develops or acquires (with the right to sublicense) new technology which is specific to the treatment, control or prevention of S. AUREUS infections in dairy cattle and proposes to transfer such technology to a Third Party, Nabi shall notify Pharmacia in writing and set forth in reasonable detail the nature of such technology and the principal terms of such proposed transfer. Such offer shall constitute an offer to transfer such technology on such terms to Pharmacia. Pharmacia shall have the right to accept such offer within sixty (60) days after Nabi has made the offer. If such offer has not been accepted by Pharmacia in writing within sixty (60) days after Nabi has made such offer or definitive agreements with respect to such offer have not been executed and delivered within ninety (90) days after Nabi has made such offer, Nabi shall be free to transfer the new technology to the Third Party on terms no less favorable to Nabi than those offered to Pharmacia.

                           ARTICLE 6. CONFIDENTIALITY

         6.1 NONDISCLOSURE OBLIGATIONS.

                  6.1.1 GENERAL. Except as otherwise provided in this Article 6, during the term of this Agreement and for a period of five (5) years thereafter, both parties shall maintain in confidence and use only for purposes specifically authorized under this Agreement (i) information and data received from the other party resulting from or related to the development of the Licensed Products and
(ii) all information and data not described in clause (i) but supplied by the other party under this Agreement. For purposes of this Article 6, information and data described in clause (i) or (ii) shall be referred to as "Information".

                  6.1.2 LIMITATIONS. To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, a party may disclose to its Affiliates, sublicensees, consultants, outside contractors and clinical investigators, Information it is otherwise obligated under this Section 6.1 not to disclose on a need-to-know basis on condition that such entities or persons agree to keep the Information confidential for the same time periods and to the same extent as such party is required to keep the Information confidential; and a party or its sublicensees may disclose such Information to government or other regulatory authorities to the extent that such disclosure is reasonably necessary to obtain patents or authorizations to conduct clinical trials of, and to commercially market, the Licensed Products. The obligation not to disclose Information shall not apply to any part of such Information that: (i) is or becomes part of the public domain other than by unauthorized acts of the party obligated not to disclose such Information or its Affiliates or sublicensees; (ii) can be shown by written documents to have been disclosed to the receiving party or its Affiliates or sublicensees by a Third Party, provided such Information was not obtained by such Third Party directly or indirectly from the other party under this Agreement pursuant to a confidentiality agreement; (iii) prior to disclosure under this Agreement, was already in the possession of the receiving party or its Affiliates or sublicensees, provided such Information was not obtained directly or indirectly from the other party under this Agreement pursuant to a confidentiality agreement; (iv) can be shown by written documents to have been independently developed by the receiving party or its Affiliates without breach of any of the provisions of this Agreement; or (v) is disclosed by the receiving party pursuant to interrogatories, requests for information or documents, subpoena, civil investigative demand issued by a court or governmental agency or as otherwise required by law, provided that the receiving party notifies the other party immediately upon receipt thereof and provided further that the disclosing party furnishes only that portion of the Information which it is advised by counsel is legally required.

         6.2 TERMS OF THIS AGREEMENT. Except as provided in Section 10.7 hereof, Nabi and Pharmacia each agree not to disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other party, except as required by applicable law or pursuant to a confidentiality agreement no less restrictive than this Article 6. If either party determines that it is required to file with the Securities and Exchange Commission or other governmental agency this Agreement for any reason, such party shall request confidential treatment of such portions of this Agreement, as it and the other party shall together determine. Notwithstanding the foregoing, prior to execution of this Agreement, Nabi and Pharmacia shall agree upon the substance of information that can be used as a routine reference in the usual course of business to describe the terms of this transaction, and Nabi and Pharmacia may disclose such information, as modified by mutual agreement from time to time, without the other party's consent.

         6.3 PUBLICATIONS.

                  6.3.1 PROCEDURE. Both parties recognize the mutual interest in obtaining patent protection for inventions, which arise under this Agreement. In the event that employees or consultants or any other Third Party under contract to Nabi or Pharmacia wishes to make a publication (including any oral disclosure made without obligation of confidentiality) relating to work performed under this Agreement in the Field (the "Publishing Party"), the Publishing Party shall transmit to Nabi or Pharmacia a copy of the proposed written publication at least thirty (30) days prior to submission for publication, or an abstract of such oral disclosure at least thirty (30) days prior to submission of the abstract or the oral disclosure, whichever is earlier. Nabi and Pharmacia shall have the right (a) to propose modifications to the publication for patent reasons, (b) to request a delay in publication or presentation in order to protect patentable information, or (c) to request that the information be maintained as a trade secret and, in such case, the Publishing Party shall not make such publication.

                  6.3.2 DELAY. If Nabi requests a delay as described in Section 6.3.1(b), the Publishing Party shall delay submission or presentation of the publication for a period of ninety (90) days to enable patent applications protecting rights in such information to be filed.

                  6.3.3 RESOLUTION. Upon the receipt of written approval of Nabi, the Publishing Party may proceed with the written publication or the oral presentation.

         6.4 INJUNCTIVE RELIEF. The parties hereto understand and agree that remedies at law may be inadequate to protect against any breach of any provisions of this Article 6 by either party or their employees, agent, officers or directors or any other person acting in concert with it or on its behalf. Accordingly, each party shall be entitled to the granting of injunctive relief by a court of competent jurisdiction against any action that constitutes any such breach of this Article 6, without any requirement to post a bond.

                   ARTICLE 7. REPRESENTATIONS AND WARRANTIES

         7.1 MUTUAL REPRESENTATIONS. Nabi and Pharmacia each represent and warrant to the other as follows:

                  7.1.1 ORGANIZATION. It is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement.

                  7.1.2 AUTHORIZATION. The execution, delivery and performance by it of this Agreement has been duly authorized by all necessary corporate action and does not violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter documents or any agreement or other instrument or obligation to which it is bound or its assets are subject.

                  7.1.3 BINDING AGREEMENT. This Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms and conditions.

                  7.1.4 NO INCONSISTENT OBLIGATION. Except as provided in
Section 2.3, it is not under any obligation to any person, or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations.

         7.2 LIMITATIONS

                  7.2.1 DISCLAIMER OF WARRANTY. Except as provided in Section 7.1, the rights granted by Nabi herein are provided WITHOUT REPRESENTATION OR WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED. NABI MAKES NO REPRESENTATION OR WARRANTY THAT EXERCISE OF THE RIGHTS GRANTED IN THIS AGREEMENT WILL NOT INFRINGE ANY THIRD-PARTY OR OTHER PROPRIETARY RIGHT. NABI ASSUMES NO RESPONSIBILITY WHATSOEVER WITH RESPECT TO THE PATENT RIGHTS OR NABI TECHNOLOGY, OR THE USE THEREOF, OR THE MANUFACTURE, POSSESSION, USE, MARKETING, SALE OR OTHER DISPOSITION, BY PHARMACIA OR ANYONE ELSE, OF LICENSED PRODUCT(S). Without limitation of the generality of this Section, nothing contained herein or in the Patents Rights or Nabi Technology shall be construed as extending any representation or warranty with respect to any of the foregoing or the results to be obtained thereby.

                  7.2.2 DISCLAIMER OF CERTAIN DAMAGES. IN NO EVENT WILL NABI BE LIABLE TO PHARMACIA OR ANY OTHER PARTY, REGARDLESS OF THE CAUSE OR THEORY OF ACTION (WHETHER CONTRACT, TORT INCLUDING WITHOUT LIMITATION STRICT LIABILITY AND NEGLIGENCE, OR OTHERWISE) FOR ANY INCIDENTAL, SPECIAL, PUNITIVE, CONSEQUENTIAL OR OTHER EXTRAORDINARY DAMAGES RESULTING FROM OR ARISING UNDER THIS AGREEMENT INCLUDING WITHOUT LIMITATION THE EXERCISE OF THE RIGHTS GRANTED IN THIS AGREEMENT, THE USE OF PATENT RIGHTS OR NABI TECHNOLOGY, OR THE MANUFACTURE, SALE OR USE OF LICENSED PRODUCTS UNLESS THE DAMAGES ARE CAUSED BY NABI'S WILLFUL AND MALICIOUS MISCONDUCT

                  7.2.3 FURTHER LIMITATIONS. Nothing in this Agreement shall be construed as:

                  (a) a warranty or representation by Nabi as to the validity or scope of any Patent Rights; or

                  (b) a warranty or representation that anything made, used, sold or otherwise disposed of under the rights granted in this Agreement is or will be free from infringement of a third-party patent or other proprietary right; or

                  (c) a warranty or representation that any of the Nabi Technology has not been, or may not hereafter be, developed independently by a Third Party; or

                  (d) conferring by implication, estoppel or otherwise any license or other right under patents or technology of Nabi except for activities within the Field.

                              ARTICLE 8. INDEMNITY

         8.1 PHARMACIA INDEMNITY OBLIGATIONS. Pharmacia agrees to defend, indemnify and hold Nabi, its Affiliates and their respective directors, officers, employees and agents harmless against any and all claims, suits, losses, judgments, liabilities, damages, costs and fees (including but not limited to reasonable attorneys' fees) and expenses resulting from or arising out of (a) the breach by Pharmacia of its representations and warranties in
Article 7 or any other breach of this Agreement; (b) actual or asserted violations of any applicable law or regulation by Pharmacia, its Affiliates or sublicensees by virtue of which the Licensed Products manufactured, distributed or sold shall be alleged or determined to be adulterated, misbranded, mislabeled or otherwise not in compliance with such applicable law or regulation; (c) claims for bodily injury, death or property damage attributable to the manufacture, distribution, sale or use of the Licensed Products by Pharmacia, its Affiliates or sublicensees; or (d) a recall ordered by a governmental agency, or required by a confirmed failure, of Licensed Products manufactured, distributed, or sold by Pharmacia, its Affiliates or sublicensees and to the extent not caused by the willful misconduct of Nabi.

         8.2 NABI INDEMNITY OBLIGATIONS. Nabi agrees to defend, indemnify and hold Pharmacia, its Affiliates and their respective directors, officers, employees and agents harmless against any and all claims, suits, losses, judgments, liabilities, damages, costs, fees (including but not limited to reasonable attorneys' fees) and expenses resulting from or arising out of the breach by Nabi of its representations and warranties in Article 7 or any other breach of this Agreement not caused by the willful misconduct of Pharmacia.

         8.3 PROCEDURE. A party or any of its Affiliates or their respective employees or agents (the "Indemnitee") that intends to claim indemnification under this Article 8 shall promptly notify the other party (the "Indemnitor") of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitee and the Indemnitor. The indemnity agreement in this Article 8 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action shall not relieve the Indemnitor of any liability to the Indemnitee under this
Article 8. The Indemnitee and its employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification. In the event that an Indemnitee claims indemnity from the Indemnitor and the Indemnitor is finally held liable to indemnify the Indemnitee, the Indemnitor shall additionally be liable to pay the reasonable legal costs and attorneys' fees incurred by the Indemnitee in establishing its claim for indemnity.

         8.4 INSURANCE. Pharmacia shall carry and maintain at its expense during the term of the Agreement, appropriate insurance coverage of the kind and with liability limits acceptable to Nabi to protect itself and Nabi from and against any and all claims or liabilities which may arise directly or indirectly as a result of its performance under this Agreement. A certificate evidencing adequate insurance coverage and any renewal thereof shall be provided to Nabi upon request of Nabi.

                     ARTICLE 9. EXPIRATION AND TERMINATION

         9.1 EXPIRATION. Unless this Agreement is sooner terminated in accordance with the provisions of this Article 9, the term of Pharmacia's obligation of royalty payments pursuant to Section 4.2 hereof shall cease [***]
(a) with respect to royalties calculated on the basis of Section 1 of Exhibit B, [***] or (b) with respect to royalties calculated on the basis of Section 2 of Exhibit B, [***] after the date of the Agreement in the country in which the sales occur. [***].

         9.2 TERMINATION.

                  9.2.1 TERMINATION BY EITHER PARTY. Subject to the provisions of Section 9.2.2, this Agreement may be terminated by either party (i) by reason of a material breach if the breaching party fails to remedy such breach within ninety (90) days after written notice thereof by the non-breaching party or (ii) upon bankruptcy, insolvency, dissolution or winding up of the other party.

                  9.2.2 INTELLECTUAL PROPERTY LICENSE SURVIVAL DURING BANKRUPTCY. All rights and license rights granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(52) of the U.S. Bankruptcy Code. The parties agree that each party, as a licensee of such rights under this Agreement shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, subject to performance by the other party of its preexisting obligations under this Agreement.

                  9.2.3 TERMINATION BY PHARMACIA. [***].

                  9.2.4 TERMINATION BY NABI. This Agreement may be terminated by Nabi by written notice to Pharmacia if (i) Pharmacia fails to make any royalty or other payment within ten (10) business days after such payment becomes payable and such failure is not remedied within ten (10) days after notice thereof from Nabi, (ii) Pharmacia is in breach of its obligations under Sections
2.3 or 3.1 hereof or (iii) Pharmacia fails to make the full annual minimum royalty payment for a twelve-month period agreed upon pursuant to Section 4.2.1(c) or to agree upon an annual minimum royalty payment as contemplated by
Section 4.2.1(c), in each case for any reason whatsoever, including, without limitation, as a result of a renegotiation, reduction or elimination of the annual minimum royalty as provided in Sections 4.2.1(d), 4.2.1(e) and 4.2.1(f) or in Section 5.1.2. Pharmacia shall cease to have any rights under Section 2.1 with respect to [***] if Pharmacia fails to make minimum royalty payments of at least [***] for a [***] period covered by Section 4.2.1(a) or to have any rights under Section 2.1 with respect to [***] if Pharmacia fails to make minimum royalty payments of at least [***] for a [***] period covered by Section 4.2.1(b), in each case for any reason whatsoever, including, without limitation, as a result of a renegotiation, reduction or elimination of the annual minimum royalty as provided in Sections 4.2.1(d), 4.2.1(e) and 4.2.1(f) or in Section
5.1.2. The failure by Pharmacia to expend by [***] at least [***] in U.S. dollars for the development and commercialization of Licensed Products shall be conclusively deemed to be a breach of Section 3.1 hereof.

         9.3 SURVIVAL. The provisions of Articles 5, 6, 7 and 8 and Sections 3.3, 4.1 (with regard to milestone payments due and unpaid), 4.2 (with respect to royalties accrued but not yet paid and with respect to Sections 4.2.2, 4.2.3,
4.2.4 and 4.2.5), 9.4, 10.11 and this Section 9.3 shall survive the expiration or termination of this Agreement.

         9.4 NON-LIMITATION OF RIGHTS. Termination of this Agreement pursuant to
Section 9.2 shall not be exclusive or prejudicial to any other rights or remedies of the non-defaulting party on account of the defaulting party's breach or default under this Agreement.

                           ARTICLE 10. MISCELLANEOUS

         10.1 FORCE MAJEURE. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or be in breach of this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, act of God or acts, omissions or delays in acting by any governmental authority or the other party; PROVIDED, HOWEVER, that the party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed. Either party shall provide the other party with prompt written notice of any delay or failure to perform that occurs by reason of FORCE MAJEURE. The parties shall mutually seek a resolution of the delay or the failure to perform as noted above.

         10.2 ASSIGNMENT. This Agreement may not be assigned or otherwise transferred by either party without the prior written consent of the other party; PROVIDED, HOWEVER, that either party may, without such consent, assign its rights and obligations under this Agreement (i) in connection with a corporate reorganization, to any Affiliate, all or substantially all of the equity interest of which is owned and controlled by such party or its direct or indirect parent corporation, or (ii) in connection with a merger, consolidation or sale of substantially all of such party's assets to an unrelated Third Party or a sale to an unrelated Third Party of all or a substantial portion of its business of which the transaction contemplated hereby is a part; PROVIDED, HOWEVER, that such party's rights and obligations under this Agreement shall be assumed in writing by its successor in interest in any such transaction. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

         10.3 SEVERABILITY. Each party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without the invalid provisions.

         10.4 NOTICES. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by telephone, personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

If to Nabi:                  Nabi Biopharmaceuticals
                             5800 Park of Commerce Boulevard, N.W.
                             Boca Raton, FL  33487
                             Attention:  Anna E. Mack, Esq.
                             Senior Director and General Counsel
                             Telephone: 561 989-5800
                             Telecopy:   561 989-5517





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

                                WITH A COPY TO:

                                Nutter McClennen & Fish LLP
                                World Trade Center West
                                155 Seaport Boulevard
                                Boston, MA  02210-2604
                                Attention:   Constantine Alexander, Esq.
                                Telephone:  617 439-2595
                                Telecopy:   617-310-9597

If to Pharmacia:                Pharmacia Corp
                                Pharmacia Animal Health    7000 Portage Road
                                Kalamazoo, Michigan 49001
                                Attention: Andrew Solomon, Esq.
                                Assistant General Counsel
                                Telephone: 269 833 2692
                                Telecopy: 269-833- 2600

         10.5 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of laws provisions thereof, PROVIDED, HOWEVER, that the scope, validity and enforceability of patents shall be determined in accordance with the applicable laws of the countries in which such patents have been issued.

         10.6 DISPUTE RESOLUTION.

                  10.6.1 GOOD FAITH ATTEMPT TO RESOLVE. The parties hereby agree that they will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations.

                  10.6.2 ARBITRATION. If the parties are unable to resolve the matter through negotiations, the parties shall submit the dispute to arbitration. The arbitration shall be held in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Arbitration Rules") as the Arbitration Rules then exist by one or more arbitrators appointed in accordance with the Arbitration Rules. The arbitration shall take place in Boca Raton, Florida if initiated by Pharmacia or New York City, N.Y. if initiated by Nabi. Each party shall have the right to take discovery of the other party by any or all methods provided in the Federal Rules of Civil Procedure. The arbitrator may, upon request, exclude any evidence not made available to the other party pursuant to a proper discovery request from being used in the arbitration. Any decision or award resulting from the arbitration provided for herein shall be final and binding on the parties hereto. Judgment upon the arbitrator's award may be entered in any court of competent jurisdiction. Under no circumstances shall either party be obliged to use arbitration to reconcile Nabi patent issues.

                  10.6.3 RIGHT TO SEEK INJUNCTIVE RELIEF. Notwithstanding the foregoing provisions of this Section 10.6, either party has the right to bring suit in a court of competent jurisdiction against the other party for (i) any breach of such other party's duties of confidentiality pursuant to Article 6 of this Agreement and (ii) any infringement of its own proprietary rights by the other party.

                  10.6.4 NO OTHER PROCEEDINGS. The parties agree not to institute any litigation or other proceedings against each other in connection with this Agreement except as provided in this Section 10.6 unless this Agreement otherwise provides.

         10.7 PUBLIC ANNOUNCEMENTS. The parties agree that press releases and other announcements to be made by either of them in relation to this Agreement shall be subject to the written consent of the other party, which consent shall not be unreasonably withheld or delayed, except to the extent otherwise required by law. Except to the extent required by law, no disclosure will discuss terms or scope of this Agreement.

         10.8 ENTIRE AGREEMENT. This Agreement, together with the Exhibits hereto, contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties hereto.

         10.9 HEADINGS. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Section hereof.

         10.10 INDEPENDENT CONTRACTORS. It is expressly agreed that Nabi and Pharmacia shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency. Neither Nabi nor Pharmacia shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other party to do so.

         10.11 AGREEMENT NOT TO SOLICIT. During the first three years of this Agreement, Pharmacia and its Affiliates shall not hire any employee of Nabi, or any person who had been an employee of Nabi within [***] of the date of hire, who is or was actively involved in the development or commercialization of the Patent Rights or Nabi Technology [***]; PROVIDED, HOWEVER, that nothing contained in this Section 10.11 shall prohibit Pharmacia or any of its Affiliates from hiring a person responding to a general advertisement for employment.

         10.12 EXPORTS. The parties acknowledge that the export of technical data, materials, or products is subject to the exporting party receiving any necessary export licenses and that the parties cannot be responsible for any delays attributable to export controls, which are beyond the reasonable control of either party. Nabi and Pharmacia agree not to export or re-export, directly or indirectly, any information, technical data, the direct product of such data, samples or equipment received or generated under this Agreement in violation of any applicable export control laws or governmental regulations. Nabi and Pharmacia agree to obtain similar covenants from their licensees, sublicensees and contractors with respect to the subject matter of this Section 10.12.

         10.13 WAIVER. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

         10.14 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.15 INTERPRETATION. The parties acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and has contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provision of this agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

         10.16 IDENTIFICATION OF PATENT RIGHTS; PATENT MARKING. Where appropriate, all packaging and documentation for the Licensed Products shall include a notation acknowledging Nabi's patent rights in the Licensed Products. Pharmacia shall mark, and cause its Affiliates and sublicensees to mark, all Licensed Products made, sold or used under this Agreement, or their containers, in accordance with the applicable patent marking laws of each country in which such Licensed Products are to be sold or offered for sale.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

NABI BIOPHARMACEUTICALS                  PHARMACIA AND UPJOHN COMPANY



By: /s/ THOMAS H. MCLAIN                 By: /s/ GEORGE GUNN
   -----------------------------            -----------------------------------
     Title: President and Chief               Title: President, Pharmacia
            Operating Officer                        Animal Health




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